SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest reported): March 2, 2005

                       Advantage Capital Development Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

            814-00673                            87-0217252
      (Commission File Number)        (IRS Employer Identification No.)

            3450 Park Central Blvd., N. Pompano Beach, Florida     33064
               (Address of Principal Executive Offices)         (Zip Code)


                                 (954) 971-7907
              (Registrant's Telephone Number, Including Area Code)

                 2999 N.E. 191st Street, PH2 Aventura, FL 33180
          (Former Name or Former Address, if Changed Since Last Report)




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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 2, 2005, Advantage Capital Development Corp. issued a press release announcing that Tix4Tonight, which sells half-price, same-day show tickets has opened a new location at the recently renovated Rouse Fashion Show Mall in Las Vegas. Tix4Tonight, a wholly owned subsidiary of Tix Corporation, formally known as Cinema Ride, Inc. (OTCBB: MOVE), is a portfolio company of Advantage Capital Development Corp.

The new Tix4Tonight facility is conveniently located at the Las Vegas Strip entrance of the Mall in front of Neiman-Marcus and next to Starbucks. The space incorporates the front corner of the Mall with entrances on both the Mall's plaza walkway along the Vegas Strip and within the Mall itself.

The Treasure Island/Mirage Hotels, the Venetian Hotel and the highly anticipated Wynn Resort, slated for opening in the spring 2005, converge at the Mall's entrance. A pedestrian overpass from the Wynn Resort is almost complete which is expected to deposit potential Tix4Tongiht customers directly in front of its new entrance.

The Mall, which is nearing completion of a $1 billion expansion, is owned by the Rouse Company which owns or operates such world-class centers as Faneuil Hall Marketplace in Boston, South Street Seaport in New York, and Water Tower Place in Chicago. The nearly two-million square foot center features seven major anchor tenants. Its eight million-pound, all-steel architectural structure called the "Cloud" which stretches nearly 500 feet along Las Vegas Boulevard 128 feet above the ground, has become a major Las Vegas landmark.

Tix4Tonight also operates other half-price, same-day ticket facilities on the Las Vegas Strip, including a location next door to the Harley-Davidson Cafe on the Strip at Harmon. Tix4Tonight's website www.tix4tonight.com provides an updated listing of locations. A new South Strip location is planned for the Hawaiian Marketplace after its redevelopment is completed later this year.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired:

None

(b)  Exhibits

Number            Exhibit

99.1              Press Release



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ADVANTAGE CAPITAL DEVELOPMENT CORP.

                                   By:    /s/    Jeff Sternberg
                                       ------------------------------------
                                                 Jeff Sternberg, President

March 2, 2005